EXHIBIT 4.5

NUMBER UNITS U-
SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP

VIRGIN GALACTIC HOLDINGS, INC.

UNITS CONSISTING OF ONE SHARE OF COMMONS TOCK AND ONE-THIRD OF

ONE REDEEMABLE WARRANT, EACH WHOLE WARRANT ENTITLING THE

HOLDER TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                          is the owner of                      Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and one-third (1/3) of one redeemable warrant (the “Warrant”). Each whole Warrant entitles the holder to purchase one (1) share of Common Stock (subject to adjustment) for $11.50 per share (subject to adjustment). Only whole Warrants are exercisable. Each Warrant will become exercisable thirty (30) days after the Company’s completion of its initial merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses (each a “Business Combination”), and will expire, unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation. No fractional Warrants will be issued upon separation of the Units. The terms of the Warrants are governed by a Warrant Agreement, dated as of September 13, 2017, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at One State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Executive Officer

Virgin Galactic Holdings, Inc.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and does hereby irrevocably constitute and appoint
Attorney to transfer the said Units on the register of members of the within named Company with full power of substitution in the premises.

Dated:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).